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                                                                    Exhibit P(i)

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  [CIGNA LOGO GRAPHIC APPEARS HERE] CIGNA Financial
                                    Services, Inc.   Chapter: 2
                                    Compliance Guide Page 5
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  Subject:  The Handling of Sensitive Information
                                                     Date Issued:  July 14, 2000
                                                     Supersedes:  N/A
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2.09 Code of Ethics Required by Rule 17j-1 Under the Investment Company Act of
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     1940 as Amended ("1940 Act")
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     All Associated Persons of CFS owe a fiduciary duty to all customers to conduct their personal securities transactions and other activities in a manner which does not interfere with investment transactions or otherwise take unfair advantage of their relationship to customers. Accordingly, all Associated Persons must seek to avoid any actual or potential conflicts between their personal interests and the interests of our customers before their personal interests.

     The purpose of this Code of Ethics is to establish general principles consistent with the 1940 Act. While CFS has no Access Persons (as such term is defined in Rule 17j-1 under the 1940 Act), it is nevertheless adopting this Code of Ethics to promote the highest ethical standards. Accordingly, no Associated Person shall:

     1.  Employ any device, scheme or artifice to defraud;

     2. Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person; or

     4.  Engage in any manipulative practice.